Exhibit 10.3

AMENDMENT NO. 1 TO
RESTRICTED STOCK UNIT AGREEMENT

THIS AMENDMENT NO. 1 TO RESTRICTED STOCK UNIT AGREEMENT (the “Amendment”) effective April 29, 2016, is entered into by and between VerifyMe, Inc., a Nevada corporation (“VerifyMe”), and Paul Donfried (“Donfried”).  Capitalized terms used herein but not otherwise defined shall have the same definition as provided in the Agreement (as defined below).

RECITALS

WHEREAS, VerifyMe and Donfried entered into that certain Restricted Stock Unit Agreement dated June 12, 2015 (the “Agreement”);

WHEREAS, pursuant to the Agreement, Donfried received 300,000 restricted stock units under the Company’s 2013 Omnibus Equity Compensation Plan; and

WHEREAS, in connection with Donfried’s resignation as Chief Executive Officer and President of VerifyMe, each of VerifyMe and Donfried desire to amend the Agreement to permit his RSUs to continue to vest after his employment is terminated in connection with his resignation.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VerifyMe and Donfried, agree to enter into the Amendment which amends the Agreement in the following manner:

1.	Amendment to Section 2(b). Section 2(b) is hereby amended by deleting Section 2(b) in its entirety and replacing the following in lieu thereof:

(b)         Except as otherwise set forth in this Agreement, if the Participant ceases to be employed or providing services for any reason by the Company or by an Affiliate (the “Termination”) prior to a vesting date set forth in the Restricted Stock Unit Award Grant Notice (the “Notice”), then Participant’s RSUs shall continue to vest on the vesting dates set forth in the Notice; provided, however, that if Participant breaches the terms and conditions of that certain Separation Agreement and General Release by and between Participant and the Company dated April 27, 2016 (the “Separation Agreement”), all of the RSUs then held by the Participant shall be forfeited to the Company immediately as of the time the Participant is notified that he has breached the Separation Agreement, and this Agreement shall terminate and be of no further force or effect.

2.
2013 Comprehensive Incentive Compensation Plan.  All references in the Agreement to the “2013 Comprehensive Incentive Compensation Plan” are hereby deleted in their entirety and replaced with “2013 Omnibus Equity Compensation Plan”.

3.
No Further Amendment; Controlling Instrument.  Except as provided herein, the Agreement shall remain in full force and affect and without other changes. In the event of a conflict between the terms of this Amendment and the Agreement, this Amendment shall control.

4.
Agreement.  From and after the date of this Amendment, any and all terms referring to the Agreement, as used in all of the documents evidencing the Agreement, shall mean the Agreement as amended by this Amendment.

5.	Binding Effect. This Amendment shall be binding upon the parties, their respective successors, agents, attorneys, assigns, and personal representatives.

6.
Counterparts.  This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original.  Any or all counterpart originals may be executed by facsimile signature, each such signature to be deemed an original signature.

7.
Governing Law. All issues, questions and disputes concerning the validity, interpretation, enforcement, performance or termination of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any other choice of law or conflict of laws rules or provisions.

[Signatures found on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

VERIFYME, INC.

By:	/s/ Michael P. Madon
Name:	Michael P. Madon
Title:	Chairman of the Board

/s/ Paul Donfried
Name:	Paul Donfried

Signature Page to Amendment No. 1 to Restricted Stock Unit Agreement